Exhibit 99.1

John S. Clendening Appointed President and Chief Executive Officer of Blucora

BELLEVUE, WA – (Marketwired) – March 15, 2016 – Blucora, Inc. (NASDAQ: BCOR) today announced that John S. Clendening has been appointed as President and Chief Executive Officer, and member of the Board of Directors, effective April 4, 2016.

Mr. Clendening brings to Blucora more than 25 years of experience in the financial services and consumer goods industries. Prior to joining Blucora, Mr. Clendening served as Executive Vice President and Co-Head of the Investor Services Division at Charles Schwab & Co, and was previously Chief Executive Officer of Charles Schwab Bank. Mr. Clendening has significant experience leading both Fortune 500 companies and entrepreneurial businesses. He brings a track record of driving growth and a deep background in building brand equity through digital and traditional channels.

“On behalf of the Board, I am excited to welcome John to Blucora as President and CEO,” said John E. Cunningham, IV, Chairman of the Blucora Board of Directors. “John brings tremendous domain knowledge that will allow Blucora to accelerate its transformation to a technology-enabled financial solutions company. His experience will be critical as he works with HD Vest and TaxAct to build on their success and execute on the significant opportunities that the combination brings. With new leadership in place and significant opportunities ahead, Blucora is well-positioned for growth.”

“It is an honor to be entrusted with serving Blucora’s clients, employees and shareowners at this important time,” said Mr. Clendening. “Blucora has terrific, well-run businesses in HD Vest and TaxAct, each of which occupies a differentiated position in an attractive market. I couldn’t be more excited about joining the team as we build upon the unique strengths and synergy opportunities of these two businesses.”

Mr. Clendening most recently served as Executive Vice President and Co-Head of the Investor Services Division at Charles Schwab & Co., Inc. where he was instrumental in repositioning the firm as a high-value wealth management company. During his 11 years at Charles Schwab, Mr. Clendening also served in a number of roles of increasing responsibility, including Executive Vice President, Shared Strategic Services and Chief Executive Officer and Executive Vice President, Charles Schwab Bank.

Prior to Charles Schwab, Mr. Clendening served in leadership roles at eMac Digital LLC and Living.Com. Mr. Clendening was also Chief Marketing Officer and Senior Vice President, Consumer Banking Group and Senior Vice President, Marketing and Strategy, Credit Card Division for First Union Corporation. He also served at The Coca-Cola Company, Frito-Lay, Inc. Division of PepsiCo, SEARS Specialty Merchandising Group and Booz-Allen & Hamilton, Inc. Mr. Clendening received a BA in Economics from Northwestern University. He also received an MBA from Harvard Graduate School of Business Administration.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the successful execution of the Company’s previously announced strategic transformation; our ability to successfully integrate HD Vest, the timing and extent of market acceptance of developed products and services and related costs; the highly competitive nature of our businesses, our dependence on companies to distribute our products and services; regulatory risks, technology enhancements, cybersecurity risks, operating plans, and marketing strategies. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact:

Blucora

Stacy Ybarra

425-709-8127

stacy.ybarra@blucora.com